UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2024

ZAPATA COMPUTING HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41218	98-1578373
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Federal Street, Floor 20

Boston, MA 02110

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (844) 492-7282

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZPTA	The Nasdaq Stock Market LLC
Public warrants, each whole warrant exercisable for one share of Common Stock, each at an exercise price of $11.50 per share	ZPTAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 28, 2024, Zapata Computing Holdings Inc. (formerly known as Andretti Acquisition Corp.) (the “Company” and, prior to the consummation of the transactions described below, the “SPAC”) consummated the transactions contemplated by that certain Business Combination Agreement, dated as of September 6, 2023 (the “Business Combination Agreement”), by and among the SPAC, Tigre Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of the SPAC (“Merger Sub”), and Zapata Computing, Inc., a Delaware corporation (“Legacy Zapata”). As contemplated by the Business Combination Agreement, the SPAC filed an application for deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which the SPAC was domesticated and continues as a Delaware corporation. On the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the General Corporation Law of the State of Delaware, Merger Sub merged with and into Legacy Zapata, with Legacy Zapata surviving the merger as a wholly owned subsidiary of the SPAC (the “Merger”). In addition, in connection with the consummation of the Merger, the SPAC was renamed “Zapata Computing Holdings Inc.” The common stock and warrants of Zapata Computing Holdings Inc. commenced trading on the Nasdaq Global Market and the Nasdaq Capital Market, respectively, under the new trading symbols “ZPTA” and “ZPTAW”, respectively, on April 1, 2024.

The Merger was accounted for as a reverse recapitalization in accordance with United States generally accepted accounting principles. Under this method of accounting, the SPAC, which was the legal acquirer, was treated as the “acquired” company for financial reporting purposes and Legacy Zapata, a direct wholly owned subsidiary of the SPAC, was treated as the accounting acquirer. Accordingly, for accounting purposes, the Merger was treated as the equivalent of Legacy Zapata issuing stock for the net assets of the SPAC, accompanied by a recapitalization. Accordingly, the historical financial statements of Legacy Zapata became the historical financial statements of the combined company, upon the consummation of the Merger.

Attached hereto as Exhibit 99.1 are the consolidated financial statements of Legacy Zapata as of and for the years ended December 31, 2023 and 2022, which were previously filed as Exhibit 99.1 to the Current Report on Form 8-K filed by the Company on April 3, 2024. Legacy Zapata’s equity structure has been restated in these consolidated financial statements to reflect the number of shares of common stock of the Company, par value $0.0001, issued to Legacy Zapata’s stockholders in connection with the Merger. As a result of the Merger, the shares and the corresponding capital amounts and loss per share related to Legacy Zapata’s outstanding convertible preferred stock, common stock and options prior to the Merger have been retrospectively restated in these consolidated financial statements as shares reflecting the exchange ratio of 0.9141 (the “Exchange Ratio”) established in the Business Combination Agreement. All exercise prices for Legacy Zapata options have similarly been retroactively restated to reflect the Exchange Ratio.

Item 9.01.	Financial Statements and Exhibits
(d)
Exhibits

Exhibit Number	Exhibit Description
23.1	Consent of Independent Registered Public Accounting Firm
99.1	Audited financial statements of Legacy Zapata as of and for the years ended December 31, 2023 and 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAPATA COMPUTING HOLDINGS INC.

By:	/s/ Sumit Kapur
Name: Sumit Kapur
Title: Chief Financial Officer

Date: September 3, 2024